Filed Pursuant to Rule 424(b)(5)
Registration No. 333-283819

PROSPECTUS SUPPLEMENT

(To prospectus dated February 12, 2025)

120,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 465,347 Shares of Common Stock

Warrants to Purchase up to 585,347 Shares of Common Stock

Placement Agent Warrants to Purchase up to 40,974 Shares of Common Stock

We are offering in a registered direct offering 120,000 shares of our common stock, par value $0.00001 per share (the “common stock”) and pre-funded warrants to purchase up to 465,347 shares of our common stock (the “pre-funded warrants”). We are offering pre-funded warrants in lieu of shares of common stock to the investor whose purchase of shares of common stock in this offering would otherwise result in such investor, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our common stock.

Each share of common stock and pre-funded warrant we sell will be accompanied by a warrant to purchase one share of common stock (the “warrants”). Subject to certain ownership limitations, each pre-funded warrant is immediately exercisable at an exercise price of $0.00001 per share and expires when it is exercised in full, and each warrant is immediately exercisable upon issuance at an exercise price of $7.79 per share and expires five years from the date of issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Placement Agent Warrants (as defined herein).

The shares of common stock and the accompanying warrants, and the pre-funded warrants and the accompanying warrants, as applicable, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

We refer to the shares of common stock, pre-funded warrants and warrants issued in this offering, collectively, as the securities. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants and warrants sold in this offering.

Our common stock trades on the Nasdaq Capital Market under the symbol “WATT.” On September 10, 2025, the last sale price of our common stock as reported on the Nasdaq Capital Market was $7.76 per share. There is no established public trading market for the pre-funded warrants or warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants or warrants on any national securities exchange. Without an active trading market, the liquidity of the warrants and the pre-funded warrants will be limited.

We have engaged H.C. Wainwright & Co., LLC (“Wainwright”) and Rodman & Renshaw LLC (“Rodman”) as our exclusive placement agents for this offering, or the Placement Agents. The Placement Agents are not purchasing or selling any securities offered by this prospectus supplement and the accompanying prospectus but will use their reasonable best efforts to arrange for the sale of the securities offered. See “Plan of Distribution.” This offering is expected to close on or about September 11, 2025, subject to customary closing conditions, without further notice to you. We have not arranged to place the funds from the investor in an escrow, trust or similar account.

We are a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and on page 1 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

	Per Share and Accompanying Warrant	Per Pre- Funded Warrant and Accompanying Warrant	Total
Offering price	$7.92	7.91999	$4,635,948.24
Placement Agents’ fees(1)	$0.5544	0.5544	$324,516.38
Proceeds to us, before expenses(2)	$7.3656	7.36559	$4,311,431.86

(1)	We have agreed to pay the Placement Agents a cash fee of 7.0% of the aggregate gross proceeds raised in connection with the offering. In addition, we have agreed to issue to the Placement Agents, or their respective designees, warrants to purchase a number of shares of our common stock equal to 7.0% of the aggregate number of shares of common stock sold to the investors in this offering at an exercise price equal to 125% of the offering price per share of common stock and pre-funded warrant and accompanying common stock purchase warrants (the “Placement Agent Warrants”). We have also agreed to reimburse the Placement Agents for certain of their expenses. See “Plan of Distribution” for additional information regarding total Placement Agents’ compensation.

(2)	The amount of the offering proceeds to us presented in this table does not include proceeds from the exercise of the pre-funded warrants or warrants for cash, if any, issued in the offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about September 11, 2025.

Rodman & Renshaw LLC	H.C. Wainwright & Co.

The date of this prospectus supplement is September 10, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, and any free writing prospectus we may authorize for use in connection with this offering, as well as the additional information described under “Where You Can Find Additional Information” in this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $80 million. The securities offered, issued and sold under this prospectus supplement are included in the $80 million of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may authorize for use in connection with this offering. We have not, and the Placement Agents have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Placement Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Additionally, you should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

On August 7, 2025, we effected a reverse split of our common stock at a ratio of 1-for-30 (the “Reverse Stock Split”). Unless otherwise indicated, all share amounts, per share data, share prices, exercise prices and conversion rates set forth in this prospectus supplement have, where applicable, been adjusted retroactively to reflect the Reverse Stock Split.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate herein by reference. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” in this prospectus supplement and the financial statements and related notes and the other information that we incorporated by reference herein, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any other filings that we file with the SEC from time to time.

Company Overview

We have developed scalable, over-the-air Wireless Power Network (“WPN”) technology that integrates advanced semiconductor chipsets, software controls, hardware designs, and antenna systems to enable radio frequency (“RF”)-based charging for Internet of Things (“IoT”) devices. Our WPN technology provides a comprehensive suite of capabilities designed to power the next generation of wireless energy networks, seamlessly delivering power and data across diverse, battery-free device ecosystems. This innovation enhances operational visibility, control, and intelligent business automation.

With a patent portfolio exceeding 250 patents, our solutions support both near-field and at-a-distance wireless charging, supplying power at multiple levels across varying distances, as well as expertise in advanced receiver technology. By enabling continuous wireless power transmission, our transmitter and receiver technologies facilitate the use of battery-free IoT devices, transforming asset and inventory tracking across multiple industries. Key applications include retail sensors, electronic shelf labels, asset trackers, air quality monitors, motion detectors, and other smart monitoring solutions.

We believe our technology represents a breakthrough in wireless power delivery, offering a differentiated approach to charging IoT devices via RF technology. To date, we have developed and released multiple transmitter and receiver solutions. Our transmitters vary in form factor, power specifications, and operating frequencies, while our receivers are engineered to support a wide range of wireless charging applications across multiple device categories. including:

Device Type	Application
RF Tags	Cold Chain, Asset Tracking, Medical IoT
IoT Sensors	Cold Chain, Logistics, Asset Tracking
Electronic Shelf Labels	Retail and Industrial IoT

The first WPN-enabled end product featuring our technology entered the market in 2019. In the fourth quarter of 2021, we commenced shipments of its first at-a-distance wireless PowerBridge transmitter systems for commercial IoT applications and proof-of-concept deployments. As we continue to innovate our technology applications, we anticipate the release of additional wireless power-enabled products.

Recent Developments

Concurrent Warrant Exercise Transaction

On September 10, 2025, in connection with the Offering, we entered into a letter agreement (the “Letter Agreement”) with the investor in this offering for the immediate exercise of certain of our outstanding warrants (the “Original Warrants”) to purchase an aggregate of 47,764 shares of common stock originally issued in March 2023 and February 2024 and having exercise prices of $6.7595 and $55.20 per share, respectively (the “Concurrent Warrant Exercise Transaction”). The 13,750 warrants issued in March 2023 will be exercised at an exercise price of $6.8845 and the 34,014 warrants issued in February 2024 will be exercised at a reduced exercise price of $7.92 per share for aggregate gross proceeds to us of approximately $364,000.

As consideration for the exercise of the Original Warrants for cash, we will issue new unregistered warrants (the “New Warrants”) to purchase up to an aggregate of 47,764 shares of Common Stock at an exercise price of $7.92 per share in a private placement priced at-the-market under Nasdaq rules (the “New Warrant Shares”). The New Warrants will be exercisable immediately upon issuance and will expire five years following the initial issuance date. Except as described herein, the New Warrants will be substantially similar to the Original Warrants.

Also pursuant to the engagement agreement (as defined herein), we agreed to issue to the Placement Agents or their respective designees, warrants (the “Concurrent Warrant Exercise Transaction Placement Agent Warrants”) to purchase up to an aggregate of 3,343 shares of common stock. The Concurrent Warrant Exercise Transaction Placement Agent Warrants have substantially the same terms as the New Warrants, except the Concurrent Warrant Exercise Transaction Placement Agent Warrants will be immediately exercisable upon issuance to purchase one share of common stock at a price of $9.90 per share and the Concurrent Warrant Exercise Transaction Placement Agent Warrants will expire on September 10, 2030.

The New Warrants and the Concurrent Warrant Exercise Placement Agent Warrants are being issued in a transaction not involving a public offering and have not been registered under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder and, along with the shares of common stock underlying such New Warrants and Concurrent Warrant Exercise Placement Agent Warrants, have not been registered under the Securities Act or applicable state securities laws.

In addition, we agreed to file a registration statement with the SEC relating to the offer and resale of the shares of common stock underlying the New Warrants and the Concurrent Warrant Exercise Transaction Placement Agent Warrants. We are obligated to file the registration statement within 30 days of closing of the Concurrent Warrant Exercise Transaction. The closing of the concurrent warrant exercise transaction is expected to occur on or about September 11, 2025, subject to the satisfaction of customary closing conditions.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We were incorporated in Delaware in 2012. Our corporate headquarters is located at 3590 North First Street, Suite 330, San Jose, California 95134. Our website can be accessed at www.energous.com. The information contained on or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

The Offering

Common stock offered by us	120,000 shares of our common stock. Each share of our common stock is being sold together with one warrant to purchase one share of our common stock.
Pre-funded warrants offered by us	Pre-funded warrants to purchase up to an aggregate of 465,347 shares of common stock. We are offering pre-funded warrants in lieu of shares of common stock to the investor whose purchase of shares of common stock in this offering would otherwise result in such investor, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our common stock. Each pre-funded warrant to purchase one share of our common stock is being sold together with one warrant to purchase one share of our common stock. Each pre-funded warrant will have an exercise price of $0.00001 per share and will be immediately exercisable and will expire when it is exercised in full. This prospectus supplement and the accompanying prospectus also relate to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants.
Warrants offered by us	Warrants to purchase up to 585,347 shares of common stock. For each share of common stock and each pre-funded warrant purchased, the purchaser will receive a warrant to purchase one share of our common stock with an exercise price of $7.79 per share. Each warrant will be exercisable commencing on the date of issuance and will expire five years from the issuance date. This prospectus supplement and the accompanying prospectus also relate to the offering of the shares of common stock issuable upon exercise of the warrants.
Offering price per share and associated warrant	$7.92
Offering price per pre-funded warrant and associated warrant	$7.91999
Common stock to be outstanding after this offering	1,428,686 shares, excluding shares issuable upon exercise of the (i) pre-funded warrants or warrants issued in this offering, (ii) New Warrants, (iii) Placement Agent Warrants and (iv) the Concurrent Warrant Exercise Warrant Transaction Placement Agent Warrants.
Use of proceeds	We estimate that the net proceeds of this offering, after deducting the Placement Agents’ fees and estimated offering expenses, will be approximately $4.1 million. We intend to use the net proceeds from the offering for working capital and general corporate purposes. See “Use of Proceeds.”
Risk factors	Investing in our securities involves significant risks. See “Risk Factors,” in this prospectus supplement as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.
Nasdaq Capital Market Symbol	“WATT”. There is no established public trading market for the pre-funded warrants or warrants and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants or warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the warrants or the pre-funded warrants will be limited.

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 1,308,686 shares of common stock outstanding as of June 30, 2025 and excludes the following:

•	47,764 shares of common stock issuable upon exercise of warrants outstanding as of June 30, 2025 at a weighted average exercise price of $41.26 per share;

•	11,361 shares of common stock subject to restricted stock units outstanding as of June 30, 2025; and

•	78,170 shares of common stock reserved and available for future issuance under our Amended and Restated 2024 Equity Incentive Plan (the “2024 Plan”) as of June 30, 2025.

Except as otherwise indicated, the information in this prospectus supplement reflects and assumes no exercise of outstanding options or warrants, including the pre-funded warrants and warrants issued in this offering as well as the new warrants, the Placement Agent Warrants and the Concurrent Warrant Exercise Warrant Transaction Placement Agent Warrants, and no shares of common stock are issued pursuant to our 2024 Plan.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below together with all of the risks, uncertainties and assumptions discussed in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the risks incorporated by reference or set forth below occurs, our business, operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, operations and financial condition, or cause the value of our common stock to decline.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management has broad discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management could use the net proceeds from this offering in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management regarding the application of the proceeds of this offering and may disagree with their decisions. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase securities in this offering, you may suffer immediate and substantial dilution in the book value of your investment.

If you purchase securities in this offering, you will incur immediate and substantial dilution in the amount of $1.68 per share because the effective offering price of $7.92 per share of common stock is substantially higher than the as adjusted net tangible book value per share of our outstanding common stock as of June 30, 2025. This dilution is due in large part to the fact that our earlier investors paid substantially less than the effective offering price per share when they purchased their shares. See “Dilution” below.

The market price of our securities may be adversely affected by the future issuance and sale of additional shares of our common stock or certain instruments convertible or exercisable into our common stock, including, but not limited to, the pre-funded warrants and the warrants offered hereby as well as our other outstanding warrants, or by our announcement that such issuances and sales may occur.

As of June 30, 2025, there were 1,308,686 shares of our common stock outstanding. All of our issued and outstanding shares may be sold in the market, including the shares issued in this offering and issuable upon exercise of the pre-funded warrants and the warrants, and our outstanding shares of common stock or certain instruments convertible or exercisable into our common stock, including, but not limited to, our other outstanding warrants, and will be freely tradeable, except for any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. We cannot predict the size of future issuances or sales of shares of our common stock, including the shares issued in this offering and issuable upon exercise of the pre-funded warrants and the warrants, and our outstanding shares of common stock or certain instruments convertible or exercisable into our common stock, including, but not limited to, our other outstanding warrants or in connection with future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our securities. The issuance and sale of substantial amounts of shares of our common stock, including the shares issued in this offering and issuable upon exercise of the pre-funded warrants and the warrants, and our outstanding shares of common stock or certain instruments convertible or exercisable into our common stock, including, but not limited to, our other outstanding warrants, or announcement that such issuances and sales may occur, could adversely affect the market price of our securities. If there are more securities offered for sale than buyers are willing to purchase, then the market price of our securities may decline to a market price at which buyers are willing to purchase the securities and sellers remain willing to sell the securities.

In addition, sales of stock by any of our executive officers or directors could have a material adverse effect on the trading price of our securities.

Future issuances of our common stock or instruments convertible or exercisable into our common stock may materially and adversely affect the price of our common stock and cause dilution to our existing stockholders.

Historically, we have raised capital by issuing common stock and warrants in public offerings because no other reasonable sources of capital were available. These public offerings of common stock and warrants have materially and adversely affected the prevailing market prices of our common stock and caused significant dilution to our stockholders. We have also historically raised capital or refinanced outstanding debt through the issuance of convertible notes.

We may need to raise capital through additional public offerings of common stock, preferred stock, warrants and convertible debt in the future. We may obtain additional funds through public or private debt or equity financings, subject to certain limitations in the agreements governing our indebtedness outstanding at such time. If we issue additional shares of common stock or instruments convertible into common stock, it may materially and adversely affect the price of our common stock. In addition, the exercise of some or all of our warrants may dilute the ownership interests of our stockholders, and any sales in the public market of any of our common stock issuable upon such conversion or exercise could adversely affect prevailing market prices of our common stock.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and licensing arrangements. To the extent that we raise additional capital through the sale or issuance of equity, warrants or convertible debt securities, the ownership interest of our existing stockholders will be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect your rights as a stockholder. If we raise capital through debt financing, it may involve agreements that include covenants further limiting or restricting our ability to take certain actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships or licensing agreements with third parties, we may have to relinquish valuable rights to our technologies or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our development and commercialization efforts. Any such event could have an adverse effect on and reduce the value of an investment in our common stock.

We may not satisfy the Nasdaq Capital Market’s requirements for continued listing of our common stock. If we cannot satisfy these requirements, the Nasdaq Capital Market could delist our common stock.

Our common stock is listed on the Nasdaq Capital Market under the symbol “WATT.” To continue to be listed on the Nasdaq Capital Market, we are required to satisfy a number of conditions. Although we are currently in compliance with the Nasdaq Capital Market’s requirements for continued listing of our common stock, we cannot assure you that we will be able to maintain compliance with rules and conditions for continued listing on the Nasdaq Capital Market, or that we will continue to satisfy these or other Nasdaq Capital Market listing requirements in the future. Our failure to maintain or regain compliance, as applicable, with any Nasdaq Listing Rule could result in delisting. If we are delisted from the Nasdaq Capital Market, trading in our shares of common stock may be conducted, if available, on the “OTC Bulletin Board Service” or, if available, via another market. In the event of such delisting, an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of the shares of our common stock, and our ability to raise future capital through the sale of the shares of our common stock or other securities convertible into or exercisable for our common stock could be severely limited. This could have a long-term impact on our ability to raise future capital through the sale of our securities and adversely affect any investment in our securities.

If our common stock ceases to be listed on a national securities exchange it will become subject to the so-called “penny stock” rules that impose restrictive sales practice requirements.

If we are unable to maintain the listing of our common stock on the Nasdaq Capital Market or another national securities exchange, our common stock could become subject to the so-called “penny stock” rules if the shares have a market value of less than $5.00 per share. The SEC has adopted regulations that define a penny stock to include any stock that has a market price of less than $5.00 per share, subject to certain exceptions, including an exception for stock traded on a national securities exchange. The SEC regulations impose restrictive sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. This means that if we are unable maintain the listing of our common stock on a national securities exchange, the ability of stockholders to sell their common stock in the secondary market could be adversely affected. If a transaction involving a penny stock is not exempt from the SEC’s rule, a broker-dealer must deliver a disclosure schedule relating to the penny stock market to each investor prior to a transaction. The broker-dealer also must disclose the commissions payable to both the broker-dealer and its registered representative, current quotations for the penny stock, and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the customer’s account and information on the limited market in penny stocks.

The warrants to purchase common stock in this offering may not have any value.

The warrants being offered in this offering will be exercisable for five years from the closing date at an exercise price of $7.79 per share. In the event that the price of a share of our common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

The pre-funded warrants and warrants purchased in this offering do not entitle you to any rights as a common stockholder until you exercise such pre-funded warrants or warrants for shares of our common stock.

Except as otherwise set forth in the pre-funded warrants or warrants, as applicable, until you acquire shares of our common stock upon exercise thereof, you will have no rights with respect to the shares of our common stock underlying such pre-funded warrants or warrants, as applicable. Upon exercise of pre-funded warrants or warrants purchased in this offering, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

There is no public market for the pre-funded warrants or the warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants or warrants, and we do not expect such markets to develop. In addition, we do not intend to apply to list the pre-funded warrants or warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and warrants will be limited.

The pre-funded warrants and warrants are speculative in nature.

The pre-funded warrants and warrants represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, the holder of the pre-funded warrants and warrants may exercise their right to acquire the common stock and pay an exercise price of $0.00001 per share, in the case of the pre-funded warrants, and an exercise price of $7.79 per share, in the case of the warrants, subject to certain adjustments. The pre-funded warrants and warrants will be exercisable commencing on the date of issuance. The pre-funded warrants will expire when they are exercised in full and the warrants will expire at 5:00 p.m. (New York City time) on the five-year anniversary of the date of issuance, after which period any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the pre-funded warrants and warrants, if any, is uncertain and there can be no assurance that the market value of the pre-funded warrants and warrants will equal or exceed their actual or imputed offering price. The pre-funded warrants and warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the pre-funded warrants or warrants, and consequently, it may not ever be profitable for the holder of the pre-funded warrants or warrants to exercise the pre-funded warrants or warrants.

Our stock price may be volatile and your investment in our securities could suffer a decline in value.

The market price of shares of our common stock has experienced significant price and volume fluctuations. We cannot predict whether the price of our common stock will rise or fall. The market price of our common stock may be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	we may not be able to compete successfully against current and future competitors;

•	competitive pricing pressures;

•	additions or departures of key personnel;

•	additional sales of our common stock and other securities;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	continued access to working capital funds;

•	economic and other external factors; and

•	the threat of terrorism, geopolitical tensions, and general disruptions in the global economy.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our securities. As a result, you may be unable to resell your securities at a desired price.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the federal securities laws that are intended to be covered by the “safe harbor” created thereby. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “would,” “should,” “could,” “seek,” “intend,” “plan,” “continue,” “estimate,” “anticipate” or other comparable terms.

All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expectations with respect to future financings; expectations for revenues, liquidity, cash flows and financial performance; expectations regarding repayment of our term loan; expectations regarding the release of additional wireless power-enabled products; and statements relating to the timing and completion of this offering and Concurrent Warrant Exercise Transaction, the satisfaction of customary closing conditions related to this offering and Concurrent Warrant Exercise Transaction, and the intended use of proceeds therefrom. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements relate to the future and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and generally outside of our control, so actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to develop commercially feasible technology or commercialize such technology; timing of customer implementations of our technology in consumer products; timing and receipt of regulatory approvals in the United States and internationally; our ability to find and maintain contract manufacturing partners; market acceptance of our technology; competition in our industry; our ability to protect our intellectual property; our ability to maintain or improve our financial position, cash flows, and liquidity and our expected financial needs; and other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis sections of our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which are incorporated herein by reference, as well as those risks discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We undertake no obligation to publicly update any of our forward-looking statements, whether as a result of new information, future developments or otherwise, unless required by law.

USE OF PROCEEDS

We estimate the net proceeds from the sale of the securities by us in this offering will be approximately $4.1 million after deducting the Placement Agents’ fees and estimated offering expenses payable by us.

We currently expect to use the net proceeds that we receive from this offering for working capital and general corporate purposes.

Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. We may also use a portion of the net proceeds to license, acquire or invest in complementary businesses, technology, products or assets, however we have no current commitments to do so. As a result, our management will have broad discretion over the use of the net proceeds from this offering.

Pending these uses, we intend to invest the net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed obligations of the U.S. government.

The above summary of our expected use of net proceeds does not give effect to any cash exercise of the pre-funded warrants or warrants being issued in this offering, nor the New Warrants being issued in the Concurrent Warrant Exercise Transaction, nor the Placement Agent Warrant, nor the Concurrent Warrant Exercise Warrant Transaction Placement Agent Warrants being issued in the Concurrent Warrant Exercise Transaction.

DILUTION

If you purchase securities in this offering, your ownership interest will be immediately diluted. Dilution represents the difference between the effective price per share paid by purchasers in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock.

As of June 30, 2025, our historical net tangible book value was approximately $7.7 million, or $5.89 per share of our common stock, based upon 1,308,686 shares of our common stock outstanding as of June 30, 2025.

After giving effect to the sale by us in this offering of 120,000 shares of common stock and pre-funded warrants to purchase up to 465,347 shares of our common stock and accompanying warrants to purchase 585,347 shares of common stock at a combined offering price of $7.92 per share and accompanying warrant (assuming no exercise of any pre-funded warrants or warrants offered hereby, nor any exercise of the Placement Agent Warrants, the New Warrants nor the Concurrent Warrant Exercise Transaction Placement Agent Warrants) and after deducting the Placement Agents’ fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $11.8 million, or $6.24 per share of our common stock. This represents an immediate increase in net tangible book value of $0.35 per share to our existing stockholders and an immediate dilution of $1.68 per share to investors in this offering.

The following table illustrates this per share dilution to new investors in this offering (assuming no exercise of any pre-funded warrants or warrants offered hereby, nor any exercise of the Placement Agent Warrants, the New Warrants nor the Concurrent Warrant Exercise Transaction Placement Agent Warrants):

Combined offering price per share and accompanying warrant		$7.92
Historical net tangible book value per share as of June 30, 2025	$5.89
Increase in net tangible book value per share attributable to new investors	$0.35
As adjusted net tangible book value per share after giving effect to this offering		$6.24
Dilution per share to investors in this offering		$1.68

The table above is based on 1,308,686 shares of common stock outstanding as of June 30, 2025 and excludes the following:

•	47,764 shares of common stock issuable upon exercise of warrants outstanding as of June 30, 2025 at a weighted average exercise price of $41.26 per share;

•	11,361 shares of common stock subject to restricted stock units outstanding as of June 30, 2025; and

•	78,170 shares of common stock reserved and available for future issuance under the 2024 Plan as of June 30, 2025.

The table above also assumes no exercise of outstanding options or warrants, including the pre-funded warrants and warrants issued in this offering as well as the new warrants, the Placement Agent Warrants and the Concurrent Warrant Exercise Warrant Transaction Placement Agent Warrants. To the extent that any of these outstanding warrants are exercised, or we issue additional shares under the 2024 Plan or pursuant to restricted stock units, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

To the extent that any of these outstanding warrants are exercised, or we issue additional shares under equity incentive plans, employee stock purchase plans or restricted stock units, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never paid cash dividends on our securities and we do not anticipate paying any cash dividends on our shares of common stock in the foreseeable future. We intend to retain any future earnings for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as our board of directors deems relevant.

DESCRIPTION OF SECURITIES

We are offering 120,000 shares of our common stock and pre-funded warrants to purchase up to 465,347 shares of our common stock. Each share of common stock and pre-funded warrant we sell will be accompanied by a warrant to purchase one share of common stock. The shares of our common stock and prefunded warrants sold in this offering will be issued separately from the accompanying warrants. We are also registering the shares of our common stock issuable from time to time upon exercise of the pre-funded warrants and warrants offered hereby.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus and are incorporated herein by reference. However, the subsections entitled “General” is hereby amended and supplemented, respectively, as follows:

General

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.00001 par value per share. As of June 30, 2025, there were 1,308,686 shares of our common stock outstanding, and no shares of preferred stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The description of our capital stock is described in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of pre-funded warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K and incorporated into the registration statement of which this prospectus supplement forms a part. Pre-funded warrants will be issued in certificated form only.

Duration and Exercise Price

Each pre-funded warrants offered hereby will have an exercise price of $0.00001 per share. The pre-funded warrants will be immediately exercisable and may be exercised until they are exercised in full. The pre-funded warrants will be issued separately from the warrants and may be transferred separately immediately thereafter.

Exercise Price Adjustments

The exercise price of the pre-funded warrants will be subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder (together with its affiliates) may not exercise any portion of such holder’s pre-funded warrants to the extent that the holder would own more than 4.99% (or, upon election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants.

Cashless Exercise

The holder may also elect to receive upon exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding shares of our common stock or 50% or more of the voting power of our common equity, any purchase offer, tender offer or exchange offer that has been accepted by the holders of 50% or more of our outstanding common stock or 50% or more of the voting power of our common equity, then upon any subsequent exercise of the pre-funded warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable as a result of such transaction by a holder of the number of shares of our common stock for which the pre-funded warrants are exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and any transfer taxes payable upon making such transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established public trading market for the pre-funded warrants, and we do not expect such a market to develop. We do not intend to apply to list the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of the holder’s ownership of shares of our common stock, the holder of the pre-funded warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises its pre-funded warrants. The pre-funded warrants provide that the holder of the pre-funded warrants has the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

The pre-funded warrants may be modified or amended or the provisions of such pre-funded warrants waived with the written consent of the Company and the holder of the pre-funded warrants, other than with respect to the holder’s exercise limitations and the amendments provision, which may not be modified, amended or waived.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K and incorporated into the registration statement of which this prospectus supplement forms a part. Warrants will be issued in certificated form only.

Duration and Exercise Price

Each warrant offered hereby will have an exercise price of $7.79 per share. The warrants will be exercisable commencing on the date of issuance and may be exercised until 5:00 p.m. (New York City time) five years from the issuance date. The warrants will be issued separately from the common stock and pre-funded warrants and may be transferred separately immediately thereafter.

Exercise Price Adjustments

The exercise price of the warrants will be subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder (together with its affiliates) may not exercise any portion of its warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise

If, at the time the holder exercises the warrants, a registration statement registering the resale of the shares of common stock underlying the warrants under the Securities Act is not then available for the issuance of such shares, then the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding shares of our common stock or 50% or more of the voting power of our common equity, any purchase offer, tender offer or exchange offer that has been accepted by the holders of 50% or more of our outstanding common stock or 50% or more of the voting power of our common equity, then upon any subsequent exercise of the warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable as a result of such transaction by a holder of the number of shares of our common stock for which the warrants are exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction (subject to certain exclusions), the holder of the warrants has the right to require us or a successor entity to purchase the warrants from them for cash in the amount of the Black-Scholes Value (as defined in the warrants) of the remaining unexercised portion of the warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holder of the warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrants that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer and any transfer taxes payable upon making such transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established public trading market for the warrants, and we do not expect such a market to develop. We do not intend to apply to list the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the warrants or by virtue of the holder’s ownership of shares of our common stock, the holder of the warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises its warrants. The warrants provide that the holder of the warrants has the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

The warrants may be modified or amended or the provisions of such warrants waived with the written consent of the Company and the holder of the warrants, other than with respect to the holder’s exercise limitations and the amendments provision, which may not be modified, amended or waived.

Placement Agent Warrants

We have also agreed to issue to the Placement Agents, or their respective designees, Placement Agent Warrants to purchase up to an aggregate of 40,974 shares of common stock. The Placement Agent Warrants will have substantially the same terms as the warrants described above, except that the Placement Agent Warrants will have an exercise price of $9.90 per share and will expire on September 10, 2030. See “Plan of Distribution.”

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax consequences arising from and relating to the acquisition, ownership and disposition of (i) shares of common stock (“shares of common stock”), (ii) pre-funded warrants to purchase our common stock (“pre-funded warrants”), (iii) warrants to purchase our common stock (“warrants”), and (iv) shares of common stock received on the exercise of warrants, as applicable (“warrant shares”).

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences related to the acquisition, ownership and disposition of shares of common stock, pre-funded warrants, warrants and warrant shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder.

Accordingly, this summary is not intended to be, and should not be construed as, legal or tax advice with respect to any particular holder. Each holder should consult its own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership and disposition of shares of common stock, pre-funded warrants, warrants and warrant shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences related to the acquisition, ownership and disposition of shares of common stock, the pre-funded warrants, warrants and warrant shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary.

Authorities

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, or be subject to differing interpretations, so as to result in U.S. federal tax considerations different from those summarized below.

Allocation of Purchase Price Between Shares of Common Stock or Pre-Funded Warrants, as Applicable, and Accompanying Warrants

Because our shares of common stock and accompanying warrants, or pre-funded warrants and accompanying warrants as applicable, will be purchased together in this offering, a holder of shares of our common stock and accompanying warrants, or pre-funded warrants and accompanying warrants, as applicable, must allocate such holder’s purchase price between each share or pre-funded warrant, as applicable, and the accompanying warrant based on their respective relative fair market values at the time of issuance. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes for each share of common stock or pre-funded warrant, as applicable, and accompanying warrant. A holder’s allocation of the purchase price among the shares of common stock or pre-funded warrants, as applicable, and accompanying warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Each holder should consult such holder’s own tax advisor regarding the allocation of the purchase price among the shares of common stock or pre-funded warrants, as applicable, and accompanying warrants.

Treatment of Pre-Funded Warrants

Although the matter is not entirely free from doubt, a pre-funded warrant generally should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants generally should be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of the share of common stock acquired upon exercise of a pre-funded warrant should include the holding period of such pre-funded warrant. Similarly, the tax basis of the share of common stock acquired upon exercise of a pre-funded warrant should equal the tax basis of such pre-funded warrant, increased by the exercise price of $0.00001. Each holder should consult his, her or its own tax advisor regarding the U.S. federal, state and local, and non-U.S tax consequences arising from and relating to the acquisition, ownership and disposition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this summary generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

U.S. Holders

As used in this summary, the term “U.S. Holder” means a beneficial owner of shares of common stock, pre-funded warrants, warrants or warrant shares acquired pursuant to this prospectus that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “Non-U.S. holder” means a beneficial owner of shares of common stock, pre-funded warrants, warrants, or warrant shares acquired pursuant to this prospectus that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes). A Non-U.S. Holder should review the discussion under the heading “Non-U.S. Holders” below for more information.

Holders Subject to Special U.S. Federal Income Tax Rules

This summary deals only with persons or entities who hold shares of common stock, pre-funded warrants, warrants or warrant shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as: banks, insurance companies, and other financial institutions; dealers or traders in securities, commodities or foreign currencies; regulated investment companies, real estate investment trusts, government organizations or tax-exempt organizations; U.S. expatriates or former long-term residents of the U.S.; persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code; persons holding shares of common stock, pre-funded warrants, warrants or warrant shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; persons holding shares of common stock, pre-funded warrants, warrants or warrant shares as a result of a constructive sale; real estate investment trusts; U.S. Holders that have a “functional currency” other than the U.S. dollar; holders that acquired shares of common stock, pre-funded warrants, warrants, or warrant shares in connection with the exercise of employee stock options or otherwise as consideration for services; or holders that are “controlled foreign corporations” or “passive foreign investment companies.” Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership and disposition of shares of common stock, pre-funded warrants, warrants and warrant shares.

If an entity classified as a partnership for U.S. federal income tax purposes holds shares of common stock, pre-funded warrants, warrants or warrant shares, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. This summary does not address the tax consequences to any such owner or entity. Partners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership and disposition of shares of common stock, pre-funded warrants, warrants and warrant shares.

Tax Consequences Not Addressed

This summary does not address the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, or non-U.S. tax consequences to holders of the acquisition, ownership and disposition of shares of common stock, pre-funded warrants, warrants and warrant shares. Each holder should consult its own tax advisors regarding the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, and non-U.S. tax consequences of the acquisition, ownership and disposition of shares of common stock, pre-funded warrants, warrants and warrant shares.

U.S. Holders

Exercise of Warrants

A U.S. Holder generally will not recognize gain or loss on the exercise of a warrant and related receipt of a warrant share (unless cash is received in lieu of the issuance of a fractional warrant share). A U.S. Holder’s initial tax basis in the warrant share received on the exercise of a warrant should be equal to the sum of (i) the U.S. Holder’s tax basis in the warrant plus (ii) the exercise price paid by the U.S. Holder on the exercise of the warrant. A U.S. Holder’s holding period for the warrant share received on the exercise of a warrant will begin on the day the warrant is exercised by the U.S. Holder.

The U.S. federal income tax treatment of a cashless exercise of warrants into warrant shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a warrant in an amount equal to the difference, if any, between (i) the amount of cash plus the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s tax basis in the warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the U.S. Holder’s holding period in the warrant is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of taxation. Deductions for capital losses are subject to limitations under the Code.

Expiration of Warrants without Exercise

Upon the lapse or expiration of a warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the U.S. Holder’s holding period in the warrant is more than one year at the time of the lapse or expiration. Deductions for capital losses are subject to limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of warrant shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of a warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants generally should not result in a constructive distribution (see the more detailed discussion of the rules applicable to distributions made by us at “Distributions on Shares of Common Stock, Pre-Funded Warrants, Warrants and Warrant Shares” below).

Distributions on Shares of Common Stock, Pre-Funded Warrants, Warrants and Warrant Shares

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock, pre-funded warrants, warrants or warrant shares in the foreseeable future. If we were to pay cash dividends in the future, such distributions made on shares of common stock, pre-funded warrants, warrants (subject the discussion in the following paragraph) and warrant shares generally would be included in a U.S. Holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurred. Dividends received by certain non-corporate U.S. Holders may be eligible for taxation at preferential rates provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits would be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the shares, pre-funded warrants or warrants (subject to the discussion in the following paragraph) and thereafter as capital gain from the sale or exchange of such shares, pre-funded warrants or warrants (subject to the discussion in the following paragraph), as the case may be, which would be taxable according to rules discussed under the heading “Sale or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants and Warrant Shares,” below or under the heading “Sale or Other Taxable Disposition of Warrants,” above, as the case may be. Dividends received by a corporate holder may be eligible for a dividends received deduction, subject to applicable limitations.

The taxation of a distribution received with respect to a warrant is unclear. Although the matter is not free from doubt, we intend to treat any distribution (excluding constructive distribution as discussed under the heading “Certain Adjustments to the Warrants”) to a holder of warrants as a distribution with respect to our stock for U.S. federal income tax purposes, in which case, such a distribution would be treated as a distribution subject to the immediately preceding paragraph. However, the matter is not entirely free from doubt, and U.S. Holders should consult their own tax advisors regarding the U.S. federal income consequences of distributions received with respect to warrants.

Sale or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants or Warrant Shares

Upon the sale or other taxable disposition of shares of common stock, pre-funded warrants or warrant shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the shares of common stock, pre-funded warrants or warrant shares sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the shares of common stock, pre-funded warrants or warrant shares is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) may be eligible for taxation at preferential rates. Deductions for capital losses are subject to limitations under the Code.

Additional Tax on Passive Income

Individuals, estates and certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from disposition of property (other than property held in certain trades or businesses). U.S. Holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of shares of common stock, pre-funded warrants, warrants and warrant shares.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on shares of common stock, pre-funded warrants, warrants and warrant shares and to the proceeds of a sale of shares of common stock, pre-funded warrants, warrants or warrant shares paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders

Exercise of Warrants

A Non-U.S. Holder generally will not recognize gain or loss for U.S. tax purposes on the exercise of a warrant and related receipt of a warrant share (unless cash is received in lieu of the issuance of a fractional warrant share and certain other conditions are present, as discussed below under “Sale or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants, Warrants and Warrant Shares”).

The U.S. federal income tax treatment of a cashless exercise of warrants into warrant shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

Expiration of Warrants without Exercise

Upon the lapse or expiration of a warrant, a Non-U.S. Holder will not recognize a capital loss unless such Non-U.S. Holder is otherwise subject to U.S. federal income tax.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of warrant shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a Non-U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of a warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants generally should not result in a constructive distribution. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Distributions on Shares of Common Stock, Pre-Funded Warrants, Warrants and Warrant Shares” below.

Distributions on Shares of Common Stock, Pre-Funded Warrants, Warrants and Warrant Shares

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock, pre-funded warrants, warrants or warrant shares in the foreseeable future. If we were to pay cash dividends in the future on our common stock, pre-funded warrants, warrants or warrant shares, they would be subject to U.S. federal income tax in the manner described below.

As described above under the heading “U.S. Holders—Distributions on Shares of Common Stock, Pre-Funded Warrants, Warrants and Warrant Shares,” the taxation of a distribution received with respect to a warrant is unclear. Although the matter is not free from doubt, we intend to treat any distribution (excluding constructive distribution as discussed under the heading “Non-U.S. Holders—Certain Adjustments to the Warrants”) to a holder of warrants as a distribution with respect to our stock for U.S. federal income tax purposes, in which case, such a distribution would be treated as a distribution subject to the remainder of the discussion under this heading. However, the matter is not entirely free from doubt, and Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income consequences of distributions received with respect to warrants.

Cash distributions on shares of common stock, pre-funded warrants, warrants and warrant shares generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles as of the end of our taxable year in which the distribution occurred. Distributions in excess of current and accumulated earnings and profits will be applied against and reduce a Non-U.S. Holder’s tax basis in shares of common stock, pre-funded warrants, warrants or warrant shares, to the extent thereof, and any excess will be treated as capital gain realized on the sale or other disposition of the shares, pre-funded warrants or warrants, as the case may be, and subject to tax in the manner described under the heading “Sale or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants, Warrants and Warrant Shares,” below.

Subject to the discussion of backup withholding and FATCA withholding below, any dividends paid to a Non-U.S. Holder with respect to shares of common stock, pre-funded warrants, warrants or warrant shares that constitute dividends under the rules described above generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the U.S. and, where an income tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. Holder, are not subject to this withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. A Non-U.S. Holder generally must deliver an IRS Form W-8ECI certifying under penalties of perjury that such dividends are effectively connected with a U.S. trade or business of the holder in order for effectively connected dividends to be exempt from this withholding tax. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of shares of common stock, pre-funded warrants, warrants or warrant shares who is entitled to and wishes to claim the benefits of an applicable treaty rate (and avoid backup withholding as discussed below) with respect to dividends received generally will be required to (i) complete an IRS Form W-8BEN, W-8BEN-E or other appropriate IRS Form W-8 (or an acceptable substitute form) and make certain certifications, under penalty of perjury, to establish its status as a non-U.S. person and its entitlement to treaty benefits or (ii) if the shares of common stock, pre-funded warrants, warrants or warrants shares are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals.

The certification requirements described above must be satisfied prior to the payment of dividends and may be required to be updated periodically. A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants, Warrants or Warrant Shares

In general, a Non-U.S. Holder of shares of common stock, pre-funded warrants, warrants or warrant shares will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of such shares of common stock, pre-funded warrants, warrants or warrant shares, unless: (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the U.S. and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder (in which case, the special rules described below apply), (ii) in the case of a Non-U.S. Holder who is an individual, such holder is present in the U.S. for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the U.S.; or (iii) subject to certain exceptions, we are or have been a “U.S. real property holding corporation,” as such term is defined in Section 897(c) of the Code, during the shorter of the five-year period ending on the date of disposition or the holder’s holding period of our shares of common stock, pre-funded warrants, warrants or warrant shares.

We believe we currently are not, and do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Any gain described in (i) above will be subject to U.S. federal income tax at the regular graduated rates. If the Non-U.S. Holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder on the shares of common stock, pre-funded warrants, warrants and warrant shares and the tax withheld (if any) with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or information sharing agreement. In addition, dividends paid to a Non-U.S. Holder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of shares of common stock, pre-funded warrants, warrants or warrant shares within the U.S. or conducted through certain U.S. related financial intermediaries is subject to information reporting and, depending upon the circumstances, backup withholding unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person) or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (“FATCA”)

Legislation commonly referred to as the Foreign Account Tax Compliance Act and associated guidance, or FATCA, generally will impose a 30% U.S. federal withholding tax on any “withholdable payment” (as defined below) paid to (i) a “foreign financial institution” (as specifically defined in the legislation), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its U.S. “account” holders (as specifically defined in the legislation) and meets certain other specified requirements, or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Under final regulations and other current guidance, “withholdable payments” generally include dividends on shares of common stock, pre-funded warrants, warrants and warrant shares, and (subject to the proposed Treasury regulations discussed below) the gross proceeds of a disposition of shares of common stock, pre-funded warrants, warrants, and warrant shares. Proposed Treasury regulations eliminate withholding under FATCA on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued, but such Treasury regulations are subject to change. The investor is urged to consult its own tax advisors regarding the possible application of these rules to their investment in our shares of common stock, pre-funded warrants, warrants, and warrant shares.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement (as amended, the “engagement agreement”), we have engaged Rodman & Renshaw, LLC and H.C. Wainwright & Co., LLC (together, the “placement agents”) to act as our exclusive placement agents, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agents, and prospective investors. The engagement agreement does not give rise to any commitment by the placement agents to purchase any of the securities, and the placement agents will have no authority to bind us by virtue of the engagement agreement. The placement agents are not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis.  Further, the placement agents do not guarantee that they will be able to raise new capital in any prospective offering. The placement agents may engage sub-agents or selected dealers to assist with the offering. The placement agents have no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus. We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. We may not sell the entire amount of securities offered pursuant to this prospectus supplement.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about September 11, 2025, subject to satisfaction of customary closing conditions.

Fees and Expenses

Pursuant to our engagement agreement, we have agreed to pay the placement agents the fees set forth in the table below.

The following table shows, on a per share and accompanying warrant, per pre-funded warrant and accompanying warrant, and total basis, the offering price, placement agent fees and proceeds, before expenses to us.

	Per Share and Accompanying Warrant	Per Pre- Funded Warrant and Accompanying Warrant	Total
Offering price	$7.92	7.91999	$4,635,948.24
Placement Agents’ fees	$0.5544	0.5544	$324,516.38
Proceeds to us, before expenses	$7.3656	7.36559	$4,311,431.86

We have agreed to pay the placement agents in connection with this offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds of this offering, and (ii) $50,000 for fees and expenses of the placement agent’s counsel and other out of pocket expenses. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $200,000.  In addition, we have agreed to issue to the Placement Agents, or their respective designees, warrants to purchase a number of shares of our common stock equal to 7.0% of the aggregate number of shares of common stock sold to the investors in this offering at an exercise price equal to 125% of the offering price per share of common stock and pre-funded warrant and accompanying warrants.

Tail Financing Payments

We have also agreed to pay Wainwright a tail fee equal to the cash compensation in this offering, if any investor, who was brought over-the-wall by the placement agents during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the date of the engagement agreement.

Right of First Refusal

We have also granted Wainwright, subject to certain exceptions and Rule 5110(g)(6)(A) of the Financial Industry Regulatory Authority, Inc., a right of first refusal for a period of 12 months following the closing of this offering to act as our exclusive financial advisor for any business acquisition, disposition, merger, consolidation, recapitalization, reorganization, restructuring or similar transaction. In addition, Wainwright will also have the right during such time period to act as the sole book-running manager, sole underwriter or sole placement agent for any public offering (including at-the-market offerings) or private placement or any other capital-raising financing of equity or equity-linked securities.

Lock-Up Agreement

We have agreed to be subject to a lock-up for a period of 90 days following the date of closing of the offering pursuant to this prospectus supplement and accompanying prospectus. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or their equivalents, subject to certain exceptions.

We have also agreed, subject to certain exceptions, until the one (1) year anniversary following the date of closing of the offering, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock, or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, subject certain exceptions.

Indemnification

We have agreed to indemnify the placement agents against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agents may be required to make in respect thereof.

Regulation M

The placement agents may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agents acting as principal. Under these rules and regulations, the placement agents:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agents or its affiliates have provided, and may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agents for any further services. Wainwright is acting as sales agent for our at-the-market program and the placement agents acted as exclusive placement agents in connection with the Concurrent Warrant Exercise Transaction and received cash compensation and the Concurrent Warrant Exercise Transaction Placement Agent Warrants.

An associated person of Wainwright currently holds an ownership interest in Rodman.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “WATT.”

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on any national securities exchange or nationally recognized trading system.

LEGAL MATTERS

The validity of the securities offered hereby and certain legal matters in connection with this offering will be passed upon by Perkins Coie LLP. Certain legal matters with respect to the securities offered hereby will be passed upon for the Placement Agents by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements of Energous Corporation as of and for the year ended December 31, 2024, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Energous Corporation as of and for the year ended December 31, 2023, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, reference is made to the accompanying prospectus and registration statement of which it is a part and the exhibits filed therewith. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the accompanying prospectus and the registration statement of which it is a part are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract or other document.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 3590 North First Street, Suite 330, San Jose, California 95134, during normal business hours.

Information about us is also available at our website at www.energous.com. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement and accompanying prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 13, 2025 and July 31, 2025, respectively;

•	Current Reports on Form 8-K filed on January 6, 2025, January 23, 2025, February 13, 2025, February 27, 2025, April 11, 2025, June 13, 2025, August 11, 2025 and August 25, 2025; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 26, 2014 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description (including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025).

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and accompanying prospectus incorporate). Written or oral requests for copies should be directed to Energous Corporation, Attn: Chief Financial Officer, 3590 North First Street, Suite 330, San Jose, California 95134, and our telephone number is (408) 963-0200. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and accompanying prospectus.

PROSPECTUS

$80,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell the securities described in this prospectus from time to time in one or more offerings. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.”

Our common stock is traded on the Nasdaq Capital Market under the symbol “WATT.” On December 12, 2024, the last reported sales price of our common stock on the Nasdaq Capital Market was $0.311 per share.

As of December 12, 2024, the aggregate market value of our outstanding common stock held by non-affiliates (“public float”) was approximately $6.2 million based on 10,126,629 shares of outstanding common stock held by non-affiliates as of such date, at a price of $0.615 per share on October 29, 2024, which was the highest closing sale price of our common stock on the Nasdaq Capital Market within 60 days of the filing date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this prospectus is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more. We have sold $2.06 million of securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus, and any applicable prospectus supplement, and in the documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $80,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectuses may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement (and any applicable free writing prospectuses) together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”

This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” the “Company” and “Energous” refer to Energous Corporation, a Delaware corporation. The term “you” refers to a prospective investor.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “would,” “should,” “could,” “seek,” “intend,” “plan,” “continue,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this report regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding proposed business strategy; market opportunities; regulatory approval; expectations for current and potential business relationships; and expectations for revenues, liquidity cash flows and financial performance, the anticipated results of our research and development efforts, the timing for receipt of required regulatory approvals and product launches; and the impact of geopolitical, macroeconomic, health and other world events. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements relate to the future and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and generally outside of our control, so actual results and financial condition may differ materially from those indicated in the forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to develop commercially feasible technology; timing of customer implementations of our technology in consumer products; timing and receipt of regulatory approvals in the United States and internationally; our ability to find and maintain development partners; market acceptance of our technology; competition in our industry; our ability to protect our intellectual property; competition; and other risks and uncertainties described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, or in other periodic and current reports we file with the SEC, as well as those discussed in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

OUR COMPANY

We have developed scalable, over-the-air wireless power networks (“WPN”) technology, consisting of semiconductor chipsets, software controls, hardware designs and antennas, that enable radio frequency (“RF”) based charging for Internet of Things (“IoT”) devices. The WPN technology has a broad spectrum of capabilities to enable the next generation of wireless power networks, delivering power and data in a seamless device portfolio, enabling unprecedented levels of visibility, control, and intelligent business automation. This includes near field and at-a-distance wireless charging with multiple power levels at various distances. Our wireless power transmitter and receiver technologies deliver continuous access to wireless power, helping drive a new generation of battery-free devices for asset and inventory tracking and management – from retail sensors, electronic shelf labels, and asset trackers, to air quality monitors, motion detectors, and more.

We believe our technology is innovative in its approach, in that we are developing solutions that charge IoT devices using RF technology. To date, we have developed and released to production multiple transmitters and receivers, including prototypes and partner production designs. The transmitters vary based on form, factor and power specifications and frequencies, while the receivers are designed to support a myriad of wireless charging applications, including:

Device Type	Application
RF Tags	Cold Chain, Asset Tracking, Medical IoT
IoT Sensors	Cold Chain, Logistics, Asset Tracking
Electronic Shelf Labels	Retail and Industrial IoT

The first WPN end product featuring our technology entered the market in 2019. We started shipping our first at-a-distance wireless PowerBridges for commercial IoT applications and proofs of concept in the fourth quarter of 2021, and we expect additional wireless power enabled products to be released as we move our business forward.

We were incorporated in Delaware on October 30, 2012 under the name DvineWave Inc. Our principal executive offices are located at 3590 North First Street, Suite 210, San Jose, California 95134, and our telephone number is (408) 963-0200. We maintain an Internet website at www.energous.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus or any applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general and administrative expenses and other general corporate purposes, research and product development efforts, potential acquisition of complementary technologies and companies, regulatory activities, business development and support functions. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our second amended and restated certificate of incorporation, as amended (“certificate of incorporation”), our amended and restated bylaws (“bylaws”), and the applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”). This summary is not complete. You should read our certificate of incorporation and bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value per share. As of December 12, 2024, there were 10,138,760 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors is also able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may be able to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (defined below) with any interested stockholder (defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents

Our certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

•	Effects of Authorized but Unissued Common Stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

•	Action by Written Consent. Our certificate of incorporation provides that our stockholders may not act by written consent.

•	Advanced Notice. Our bylaws provide that stockholders who wish to bring nominations or other business before an annual meeting of the stockholders or a special meeting of the stockholders must provide us with notice of such proposed nomination or business within specified time frames and must provide us with information regarding the potential nominee or proposal.

•	Blank Check Preferred Stock. As noted above, our certificate of incorporation allows our board of directors to fix the designation, powers, preferences and rights of the shares of each series of preferred stock and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.

•	Bylaw Amendment. Our certificate of incorporation provides our board of directors the ability to amend our bylaws without further vote or action by our stockholders.

•	Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

•	Exclusive Venue. Our certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed to the Company or the Company’s stockholders by any director, officer or other employee of the Company, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Delaware Court of Chancery, or if the Delaware Court of Chancery determines that it does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction regarding the matter.

•	Special Meeting of Stockholders. Our certificate of incorporation provides that a special meeting of stockholders may only be called by the President, the Chief Executive Officer, or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting.

•	Vacancies. Our certificate of incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “WATT.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time under this prospectus. We will set forth in an accompanying prospectus supplement a description of the debt securities that may be offered under this prospectus. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

•	the title of the series of the offered debt securities;
•	the price or prices at which the offered debt securities will be issued;
•	any limit on the aggregate principal amount of the offered debt securities;
•	the date or dates on which the principal of the offered debt securities will be payable;
•	the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;
•	if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;
•	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;
•	the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;
•	the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;
•	the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;
•	the denominations in which the offered debt securities will be issued;
•	the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
•	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;
•	if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;
•	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;
•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;
•	whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;
•	whether the offered debt securities will be senior or subordinated debt securities;
•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and
•	any other specific terms of the offered debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•	whether the warrants are to be sold separately or with other securities as parts of units;
•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•	a discussion of certain material U.S. federal income tax consequences applicable to the warrants;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	the designation and terms of any equity securities purchasable upon exercise of the warrants;
•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;
•	the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	if appropriate, a discussion of certain material U.S. federal income tax considerations applicable to the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby:

•	directly to one or more purchasers;
•	through agents;
•	through dealers;
•	through underwriters;
•	through a combination of any of the above methods of sale; or
•	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions, at-the-market offerings and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge over the Internet at the SEC’s web site at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.energous.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement, as well as filings made under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 14, 2024, August 12, 2024 and November 13, 2024, respectively;

•	our Current Reports on Forms 8-K filed with the SEC on January 16, 2024, February 20, 2024, March 26, 2024, April 16, 2024, April 26, 2024, June 14, 2024, June 21, 2024, August 30, 2024, October 3, 2024, October 17, 2024, November 8, 2024, and December 6, 2024; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 26, 2014 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.3 to the our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024).

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Energous Corporation, Attention: Corporate Secretary, 3590 North First Street, Suite 210, San Jose, California 95134, (408) 963-0200. See the section of this prospectus entitled “Where You Can Find Additional Information” for information concerning how to read and obtain copies of materials that we file with the SEC.

120,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 465,347 Shares of Common Stock

Warrants to Purchase up to 585,347 Shares of Common Stock

Placement Agent Warrants to Purchase up to 40,974 Shares of Common Stock

PROSPECTUS SUPPLEMENT

September 10, 2025

Rodman & Renshaw LLC	H.C. Wainwright & Co.